Exhibit 4.1

Exhibit 4.1

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase 0.28121 shares of common stock, $1.00 par value per share, of Security Bank Corporation, a Georgia corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the law of the State of Georgia. COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (Cranford, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE Corporate Secretary Chief Executive Officer and President AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: J. WEATHERLY 615-261-0610 7 / LIVE JOBS / S / Security 29344 FC PRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 PROOF OF: FEBRUARY 12, 2008 SECURITY BANK CORPORATION TSB 29344 FC OPERATOR: AP Rev. 2 COLORS SELECTED FOR PRINTING: Intaglio prints in SC-3 dark green. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED, FEBRUARY 12, 2008 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY AS THE SUBSCRIPTION AGENT. SECURITY BANK CORPORATION Incorporated under the laws of the State of Georgia SUBSCRIPTION CERTIFICATE Evidencing Non-Transferable Rights to Purchase Shares of Common Stock Subscription Price: $6.58 per Full Share VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS) REGISTERED OWNER: Dated:

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF SECTION 1 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF: Basic Subscription Privilege I exercise rights x 0.28121 - (no. of your rights) (ratio) (total no. of your new shares) Therefore, I apply for x $ 6.58 = $ (no. of new shares) (subscription price) (amount enclosed) Over-Subscription Privilege If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares up to the total number of unsubscribed shares multiplied by your ownership percentage of our outstanding Common Stock at the record date you may exercise your Over-Subscription Privilege. Accordingly, my maximum Over-Subscription Privilege is: STEP 1: Determine the maximum number of unsubscribed shares: 5,017,162 - = shares STEP 2: Determine your maximum Over-Subscription Privilege x ( / 18,915,078) = shares Therefore, I apply for: x $6.58 = $ Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to Registrar and Transfer Company, as Subscription Agent. Wire transfer directly to the escrow account maintained by Registrar and Transfer Company, as Subscription Agent. TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Security Bank Corporation may exercise its legal remedies against me. Signature(s) of Subscriber(s) IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-infact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions. Name(s): Capacity (Full Title): Taxpayer ID # or Social Security # SECTION 2 SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS: (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW. ISSUE COMMON STOCK TO: (Please Print Name) (Print Full Address) (Social Security # or Tax ID #) (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW. (Please Print Name) (Print Full Address) (Social Security # or Tax ID #) GUARANTEE OF SIGNATURE(S) YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER. Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union. Signature: (Name of Bank or Firm) By: (Signature of Officer) DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. By Mail: Registrar and Transfer Company P.O. Box 645, Cranford, NJ 07016-0645 Attn: Reorg/Exchange Department By Hand or Overnight Courier: Registrar and Transfer Company 11 Commerce Drive, Cranford, NJ 07016 Attn: Reorg/Exchange Department AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: J. WEATHERLY 615-261-0610 7 / LIVE JOBS / S / Security 29344 BK PRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 PROOF OF: FEBRUARY 12, 2008 SECURITY BANK CORPORATION TSB 29344 BK OPERATOR: AP REV. 3 (total outstanding shares less new shares of standby purchasers) (maximum unsubscribed shares) (no. of your over-subscription shares subscribed for) (subscription price) (additional amount enclosed) (total no. of rights listed on the front of certificate) (total outstanding shares) (maximum oversubscription shares) (total no. of your new shares) (maximum unsubscribed shares) FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO REGISTRAR AND TRANSFER COMPANY.